Exhibit 99.1

Signing Day Sports Advances Business Combination with One Blockchain LLC;
Confidential Draft Registration Statement on Form S-4 Submitted to the SEC,
Including Preliminary Prospectus and Proxy Statement

SCOTTSDALE, AZ / GLOBE NEWSWIRE / July 11, 2025 / – Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform dedicated to improving the recruiting process for high school athletes and college coaches, today announced the confidential submission with the U.S. Securities and Exchange Commission (“SEC”) of a draft registration statement on Form S-4 (the “Registration Statement”) by BlockchAIn Digital Infrastructure, Inc., a newly created Delaware corporation (“BlockchAIn”).

As previously announced on May 28, 2025, Signing Day Sports entered into a Business Combination Agreement (“BCA”) with BlockchAIn, One Blockchain LLC (“One Blockchain”), a developer and operator of digital infrastructure focused on Bitcoin mining and high-performance computing, and certain other parties. The closing of the transactions contemplated by the BCA is subject to certain conditions, including, without limitation, the approval of Signing Day Sports stockholders and approval of the listing of the registered common shares of BlockchAIn by the NYSE American LLC (“NYSE American”).

Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology.  For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

One Blockchain LLC

One Blockchain is a developer and operator of digital infrastructure focused on Bitcoin mining and high-performance computing (HPC) hosting. One Blockchain’s operations are centered around its existing 40 MW data center facility in South Carolina, which is one of the largest single mining sites in the state. In 2024, this facility generated approximately $26.8 million in revenue and approximately $5.7 million in net income. One Blockchain’s mission is to become a leader in providing and operating sustainable blockchain computing infrastructure.

Additional Information and Where to Find It

In connection with the proposed business combination, BlockchAIn plans to publicly file or cause to be publicly filed relevant materials with the SEC, including the Registration Statement, that will contain a proxy statement of Signing Day Sports and a prospectus for registration of shares of BlockchAIn. The Registration Statement has not been publicly filed with or declared effective by the SEC. Following and subject to the Registration Statement being declared effective by the SEC, its definitive proxy statement/prospectus would be mailed or otherwise disseminated to Signing Day Sports stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SIGNING DAY SPORTS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONE BLOCKCHAIN, SIGNING DAY SPORTS, THE PROPOSED BUSINESS COMBINATION, AND RELATED MATTERS. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by BlockchAIn and Signing Day Sports with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Signing Day Sports by directing a written request to: Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination.

Participants in the Solicitation

Signing Day Sports, and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the stockholders of Signing Day Sports with respect to the proposed business combination and related matters. Information about the directors and executive officers of Signing Day Sports, including their ownership of shares of Signing Day Sports common stock, is included in Signing Day Sports’ Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 11, 2025. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from Signing Day Sports stockholders, including a description of their interests in the proposed business combination by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be publicly filed with the SEC when they become available. The managers and officers of One Blockchain do not currently hold any interests, by security holdings or otherwise, in Signing Day Sports.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities in connection with the proposed business combination shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the parties’ ability to complete the transaction, the parties’ ability to integrate their respective businesses into a combined publicly listed company post-merger, the ability of the parties to obtain all necessary consents and approvals in connection with the transaction, obtain NYSE American clearance of a listing application in connection with the transaction, the parties’ ability to obtain their respective equity securityholders’ approval, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the parties’ current products and services and planned offerings, competition from existing or new offerings that may emerge, impacts from strategic changes to the parties’ business on net sales, revenues, income from continuing operations, or other results of operations, the parties’ ability to attract new users and customers, the parties’ ability to retain or obtain intellectual property rights, the parties’ ability to adequately support future growth, the parties’ ability to comply with user data privacy laws and other current or anticipated legal requirements, and the parties’ ability to attract and retain key personnel to manage their business effectively. These risks, uncertainties and other factors are expected to be further described in a proxy statement/prospectus to be publicly filed with the Securities and Exchange Commission relating to this transaction. See also the section titled “Risk Factors” in the Company’s periodic reports which are filed with the SEC. These risks, uncertainties and other factors are, in some cases, beyond the parties’ control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning Signing Day Sports, One Blockchain, or any of their affiliates, or other matters and attributable to Signing Day Sports, One Blockchain, any of their affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC
212-671-1020
SGN@crescendo-ir.com